UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 19, 2008
BROOKS AUTOMATION, INC.
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)

0-25434	04-3040660

(Commission File Number)	(IRS Employer Identification No.)

15 Elizabeth Drive, Chelmsford, MA	01824

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (978) 262-2400.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     Effective May 19, 2008, Brooks Automation, Inc. (“Brooks” or the “Company”) appointed Timothy S. Mathews, age 44, as Vice President, Corporate Controller and Principal Accounting Officer. A copy of the press release announcing his appointment is attached hereto as Exhibit 99.1.
     Prior to joining Brooks, Mr. Mathews was the Vice President of Finance for Equallogic, Inc., a venture capital backed manufacturer of storage area networking equipment that was acquired by Dell Computer in early 2008. From 2004 until 2007, he was Corporate Controller of Accellent Inc., a manufacturer of medical device components, serving as Principal Accounting Officer of that firm during the final five months of his tenure there. During 2003 and 2004 Mr. Mathews served as Director of Corporate Accounting and Financial Reporting for Enterasys Networks, Inc. a global manufacturer of network equipment.
     Mr. Mathews is a graduate of Bentley College, from which he holds a Bachelor of Science degree in accounting and a Masters of Science degree in taxation.
     Mr. Mathews will receive a base salary of $190,000 and is eligible to participate in the Company’s performance based variable compensation program. For the fiscal 2008 plan year, he will receive a payment from that program of not less than $20,000. Concurrent with his appointment, he also received a grant of 10,000 shares of restricted stock that vest over a three-year period at the rate of 25% per year on each of the first two anniversaries of the grant and 50% on the third anniversary of the grant. He is also eligible to receive additional equity compensation awards pursuant to the Company’s long term incentive plan, as determined by the Human Resources and Compensation Committee and the Board of Directors. Mr. Mathews will be eligible to participate in all employee welfare and benefit plans normally offered to other senior executives of the Company.
     Brooks and Mr. Mathews also entered into Indemnification and Confidentiality, Non-Solicitation, and Intellectual Property Agreements. The Indemnification Agreement, the terms of which are identical to those entered into between the Company and each of its other executive officers, provides that Brooks will pay amounts incurred by Mr. Mathews in connection with any civil or criminal action or proceeding, specifically including actions by or in Brooks name where Mr.Mathew’s involvement is by reason of the fact that he is or was an officer. Such amounts include, to the maximum extent permitted by law, attorney’s fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the Indemnification Agreement, Mr. Mathews will receive indemnification unless he is adjudged not to have acted in good faith and in a manner he reasonably believed to be in the best interests of Brooks. The Confidentiality, Non-Solicitation, and Intellectual Property Agreement prohibits Mr. Mathews from directly or indirectly competing with, or soliciting employees of, the Company so long as he is an employee of the Company and for a period of up to two years thereafter.
ITEM 9.01 Financial Statements and Exhibits
(d)	Exhibits
99.1	Press release issued on May 21, 2008, by Brooks Automation, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKS AUTOMATION, INC.
/s/ Thomas S. Grilk
Thomas S. Grilk
Senior Vice President, General Counsel and Secretary

Date: May 21, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued on May 21, 2008.